UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 24, 2023

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 W. 18th St, 5th Floor

New York, New York 10011

(Address of Principal Executive Offices)

972- 4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On July 24, 2023, DarioHealth Corp. (the Company") issued a press release which provided certain preliminary unaudited results of operations for the second quarter ended June 30, 2023, based on currently available information. The preliminary unaudited results presented reflect the Company’s estimates based solely upon information available, and the Company’s final results could differ from these estimates due to the completion of the Company’s financial closing procedures, final adjustments and other developments that may arise between now and the time such unaudited consolidated financial statements for the quarter ended June 30, 2023 are issued. The Company expects to announce its full results for the three and six months ended June 30, 2023 on or before August 14, 2023.

A copy of the press release issued by the Company announcing the preliminary unaudited financial information for its fiscal quarter ended June 30, 2023, is furnished as Exhibit 99.1 hereto.

Item 8.01. Other Events.

On July 24, 2023, the Company announced preliminary unaudited revenue results for the three months ended June 30, 2023 of between $6.0 million and $6.15 million, driven by growth in its Business-to-Business (B2B) sales channel. Revenue from strategic partnerships was less than expected in the second quarter due to fewer milestone deliveries than anticipated. The Company also announced preliminary unaudited revenues for the six months ended June 30, 2023 were between $13 million and $13.15 million, resulting from the expected reduction in direct sales to consumers that took place during the same period. The Company also announced that it had preliminary unaudited cash and cash equivalents of $52.6 million as of June 30, 2023.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to statements related to the Company’s preliminary unaudited revenue results for the three and six months ended June 30, 2023 as well as its estimated cash and cash equivalents as of June 30, 2023. These statements involve risks and uncertainties, including the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s filings with the SEC, the documents incorporated by reference and therein, and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect the Company’s results of operations, which would, in turn, have a significant and adverse impact on the Company’s stock price. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated July 24, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2023	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
		Name:	Zvi Ben David
		Title:	Chief Financial Officer, Treasurer and Secretary